Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), Parvinder Hyare, Interim Chief Executive Officer and Tian Gullotta, Vice President, Finance (Principal Accounting and Financial Officer), of Sunesis Pharmaceuticals, Inc. (the “Company”), each hereby certifies that, to the best of his knowledge:

1.

The Company’s Annual Report on Form 10-K for the period ended December 31, 2020 (the “Annual Report”), to which this Certification is attached as Exhibit 32.1, fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act; and

2.	The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 24, 2021	/s/ PARVINDER HYARE
Parvinder Hyare Interim Chief Executive Officer

Date: February 24, 2021	/s/ TINA GULLOTTA
Tina Gullotta
Vice President, Finance (Principal Accounting and Financial Officer)

This certification accompanies the Form 10-K to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Sunesis Pharmaceuticals, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-K), irrespective of any general incorporation language contained in such filing.